SmartHeat, Inc.

and

Taiyu Machinery & Electronic Equipment Co., Ltd.

Pro Forma Combined Financial Statements
(unaudited)

Contents

Pro Forma Combined Financial Statements:	Page
Pro Forma Combined Balance Sheet as of December 31, 2007 (unaudited)	F- 2
Pro Forma Combined Statements of Operations for the year ended December 31, 2006 (unaudited)	F- 3
Notes to Pro Forma Combined Financial Statements (unaudited)	F- 4

SMARTHEAT INC. (FKA: PACIFIC GOLDRIM RESOURCES, INC.)
AND TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD.
Pro forma Combined Balance Sheet
As of December 31, 2007
(unaudited)

	SmartHeat	Taiyu	Pro forma		Pro forma
	(1)	(2)	Adjustments		Combined
	(historical)	(historical)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,632	$393,147	$(7,632)	(b)	$393,147
Restricted cash		537,098			537,098
Accounts receivable, net		4,762,822			4,762,822
Retentions receivable		191,319			191,319
Inventory		7,928,408			7,928,408
Advances to suppliers		158,750			158,750
Other receivables		766,231			766,231
Due from related parties		118,560			118,560

TOTAL CURRENT ASSETS	7,632	14,856,335	(7,632)		14,856,335

PROPERTY AND EQUIPMENT, NET		2,040,809			2,040,809

Accounts receivable, net		949,998			949,998
Retentions receivable		169,309			169,309
Intangible assets, net		534,208			534,208

TOTAL NONCURRENT ASSETS		1,653,515

TOTAL ASSETS	$7,632	$18,550,659	$(7,632)		$18,550,659

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$272	$3,128,585	$(272)	(b)	$3,128,585
Customer deposits		3,125,406			3,125,406
Other payables		807,700			807,700
Tax payable		503,010			503,010
Due to related party		445,990			445,990
Loan payable		4,619,856			4,619,856

TOTAL CURRENT LIABILITIES	272	12,630,547	(272)		12,630,547

STOCKHOLDERS' EQUITY
Common Stock	6,549		16,000	(a)	22,549
Additional paid in capital	38,426	3,120,632	(60,975)	(a)	3,098,083
Statutory reserve	(37,615)	506,532	37,615		506,532
Accumulated other comprehensive income		473,859			473,859
Retained earnings		1,819,089			1,819,089

TOTAL STOCKHOLDERS' EQUITY	7,360	5,920,112	(7,360)		5,920,112

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,632	$18,550,659	$(7,632)		$18,550,659

(1)	Source: unaudited financial statements of SmartHeat Inc. (FKA: Pacific Goldrim Resources, Inc.) as of January 31, 2008 as filed in Quarterly Report on Form 10QSBfiled with the SEC on March 04, 2008.
(2)	Source: audited financial statements of Taiyu Machinery & Electronic Equipment Co., Ltd. as of December 31, 2007 included in this 8-K.
(a)
After cancellation of 2,500,000 shares by the old shareholders of Smartheat and issuance of 18,500,000 shares to the shareholder of Taiyu, total shares outstanding after the reverse merge is 22,549,900.

(b)	Spin off of Smartheat's assets and liabilities to shareholder as consideration of cancellation of shares.

See accompanying notes to pro forma combined financial statements

SMARTHEAT INC. (FKA: PACIFIC GOLDRIM RESOURCES, INC.)
AND TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD.
Pro forma Combined Statement of Operations
As of December 31, 2007
(unaudited)

	SmartHeat	Taiyu	Pro forma	Pro forma
	(1)	(2)	Adjustments	Combined
	(historical)	(historical)

Net Revenue	$-	$13,273,151	$-	$13,273,151

Cost of Revenue	-	8,667,353		8,667,353

Gross Profit	-	4,605,798	-	4,605,798

Operating expenses:
Selling expenses	-	1,681,624		1,681,624
General and administrative expenses	30,456	687,466		717,922

Total operating expenses	30,456	2,369,090	-	2,399,546

Income (loss) from operations	(30,456)	2,236,708	-	2,206,252

Non-operating income (expenses):
Interest income		175,084		175,084
Interest expense		(230,905)		(230,905)
Other income		45,126		45,126
Other expenses		(16,939)		(16,939)
Subsidy income		52,591		52,591

Total non-operating income	-	24,957	-	24,957

Income before income tax	(30,456)	2,261,665		2,231,209

Income tax expense	-	(175,647)		(175,647)

Income after income tax	(30,456)	2,086,018		2,055,562

Minority interest	-	1,873		1,873

Net income	$(30,456)	$2,087,891	$-	$2,057,435

Earnings per share	$(0.00)			$0.09

Weighted average shares outstanding	6,549,900			22,549,900

(1) Source: audited financial statements of SmartHeat Inc. (FKA: Pacific Goldrim Resources, Inc.) as of October 31, 2007 as filed in annual Report on Form 10KSB filed with the SEC on January 29, 2008.
(2) Source: audited financial statements of Taiyu Machinery & Electronic Equipment Co., Ltd. as of December 31, 2007 included in this 8-K.

See accompanying notes to pro forma combined financial statements

SmartHeat, Inc. and
Taiyu Machinery & Electronic Equipment Co., Ltd.
Notes to Pro forma Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION

Pursuant to a share exchange agreement dated April 14, 2008, between SmartHeat Inc. ("SmartHeat"), formerly known as Pacific Goldrim Resources, Inc, and Taiyu Machinery & Electronic Equipment Co., Ltd. ("Taiyu"), SmartHeat issued 18,500,000 shares of its common stock to acquire Taiyu. Concurrent with the share exchange agreement, one of SmartHeat’s shareholder cancelled 2,500,000 shares out of 6,549,900 of total issued and outstanding shares of SmartHeat.

The accompanying pro forma consolidated balance sheet presents the accounts of SmartHeat and Taiyu as if the acquisition of Taiyu by SmartHeat occurred on December 31, 2007.  The accompanying pro forma consolidated statements of operations present the accounts of SmartHeat and Taiyu for the year ended December 31, 2007 as if the acquisition occurred on January 1, 2007 for income statement purpose. For accounting purposes, the transaction is being accounted for as a recapitalization of Taiyu as Taiyu’s shareholders will own the majority of the shares and will exercise significant influence over the operating and financial policies of the consolidated entity.

The following adjustments would be required if the acquisition occurred as indicated above:

a.           Recapitalization of Taiyu to account for issuance

•	of an aggregate of 18,500,000 shares of SmartHeat to the shareholders of Taiyu,

•	the total issued and outstanding shares after the reverse merger were 22,549,900;

b.           Cancellation of 2,500,000 shares of SmartHeat

•	common stock owed by major shareholder, officers of Goldrim and

•	public float as part of the transaction. The assets and liabilities of SmartHeat

•	were spun off to the shareholder as consideration of the cancellation of

•	2,500,000 shares owned by the shareholder.